Exhibit 10.3

SECURITIES PURCHASE AGREEMENT
THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made effective as of March 25, 2015, and is entered into by and among CALA ENERGY CORP., a Nevada corporation as issuer (the "Company"), and the Buyer set forth on the signature page affixed hereto (individually, a "Buyer" or collectively with other subscribers in this offering pursuant to an agreement identical in form to this Agreement, the "Buyers").
WITNESSETH:
WHEREAS, the Company and the Buyer(s) are executing and delivering this Agreement and conducting a private placement offering (the "PPO") in reliance upon an exemption from securities registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D ("Regulation D") and/or Regulation S ("Regulation S") as promulgated by the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"); and
WHEREAS, the Buyer subscribes for and irrevocably agrees to purchase and the Company hereby agrees to sell to Buyer, such number of units as set forth on the signature page hereto (each, a "Unit"), each Unit comprising 625,000 of the Company's common stock, $0.001 per share (the "Common Stock" or the "PPO Shares"), for up to a maximum of 4 Units (comprising 2,500,000, or approximately 12.71% of the Company as at immediately after the offering) (the "Maximum PPO"), at a price of U.S. $0.08 per PPO Share, or $50,000 per Unit (with partial Units to be sold at the discretion of the Company); and
WHEREAS, the Company may offer the PPO Shares at any time through and including April 15, 2015, which date may be extended for an additional 15 calendar days (as such may be extended or terminated early by the Company, the "Offering Period" and, the last day thereof being referred to herein as the "Termination Date") at the sole discretion of the Company; and
WHEREAS, the PPO Shares will be sold by the officers and directors of the Company, none of whom will be paid a commission on sales of PPO Shares to Buyers; and
WHEREAS, the Company will issue the PPO Shares from time to time upon receipt in escrow of funds from Buyer therefor (until the Maximum PPO of $200,000 is subscribed for) representing subscriptions acceptable by the Company, with closings to occur only after completion of the acquisition of Lingerie Fighting Championships, Inc. a Nevada corporation ("LFC" and, said transaction being referred to herein as the "LFC Acquisition"); and
WHEREAS, the Company will utilize a portion of the proceeds of the offering to repay existing bridge notes in the aggregate principal amount of $36,000, as well as certain other expenses of the Company; and
WHEREAS, all funds representing subscriptions in for the PPO Shares pursuant to this Agreement (the "Subscription Amount") shall be held in an attorney escrow pursuant to the terms of an escrow agreement substantially in the form of Exhibit A to this Agreement among the Company, CKR LAW, LLC as Escrow Agent (the "Escrow Agent") and each Buyer, which, by executing hereby agree to become party thereto, (the "Escrow Agreement").

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Buyer(s) hereby agree as follows:
1.            PURCHASE AND SALE OF PPO SHARES.
(a)            Purchase of PPO Shares.  Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, each Buyer irrevocably agrees, severally and not jointly, to purchase at Closing (as defined below), and the Company agrees to sell and issue to each Buyer, severally and not jointly, at each Closing, the PPO Shares in the amounts set forth on the Buyer Omnibus Signature Page for such Buyer. Upon execution of this Agreement on the Buyer Omnibus Signature Page and completion of the Investor Certification, the Investor Profile, the Anti-Money Laundering Information Form and if applicable, the Wire Transfer Authorization (each attached hereto) by a Buyer, the Buyer shall wire transfer the Subscription Amount set forth on its Buyer Omnibus Signature Page, in same-day funds into a non-interest bearing attorney escrow account with Escrow Agent, in accordance with the instructions set forth immediately below, which Subscription Amount shall be held in escrow pursuant to the terms of the Escrow Agreement and disbursed in accordance therewith. All funds representing the Subscription Amounts will be returned if not duly accepted by the Company by or before the Termination Date.
Wire Instructions
Bank Name:
ABA Routing Number:
Account Number:
Swift Code:
Reference:                                                    LFC- __________________[insert Buyer's name]
Escrow Agent Contact:
(b)            Initial Closing Date.  The initial closing of the purchase and sale of the PPO Shares (the "Initial Closing") shall take place at 10:00 a.m. New York time promptly following the satisfaction of the conditions to the Closing set forth herein and in Sections 5 and 6 below (or such later date as is mutually agreed to by the Company and the Buyer(s)), but no later than the Termination Date. There may be subsequent closings (each a "Closing"), provided that no Closing occurs after the Termination Date on or before the LFC Acquisition, and further subject to prior termination, until such time as subscriptions for the Maximum PPO are accepted (the date of any such Initial Closing or Closings is hereinafter referred to as a "Closing Date"). The Initial Closing and all subsequent Closings shall occur on the respective Closing Date at the offices of CKR Law LLP,  1330 Avenue of the Americas, 35th Floor, New York, New York 10019 (or such other place as is mutually agreed to by the Company and the Buyer(s)). The PPO Shares may be offered and sold through the Termination Date.
(c)            Escrow Arrangements; Form of Payment.  Upon execution hereof by the Buyer, the Buyer shall deposit the Subscription Amount into the non-interest bearing attorney escrow account with CKR Law LLP, as escrow agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement. By executing the Omnibus Signature Page, Buyer agrees and consents to become party to and bound by, the Escrow Agreement.  In the event that the Escrow Agent (i) receives fund in escrow representing Subscription Amounts and subscriptions acceptable by the Company, at its sole discretion before the Termination Date and (ii) receives escrow disbursement instructions from the Company before the Termination Date (and presuming that the LFC Acquisition is completed), then the Escrow Agent shall, without giving any further notice or obtaining any consent of any party, including the Buyer, forward all funds, less disbursement costs, to the Company or as directed by the Company.  For avoidance of doubt, once a Buyer has executed this Agreement and deposited funds into the Escrow Account, Buyer will not have an opportunity to cancel their subscription and the Escrow Agent will be entitled to rely on notices of a Closing from the Company until the Termination Date.  If any Buyer's subscription is rejected in whole or in part for any reason, the Escrow Agent shall deliver only the Subscription Amount representing the unaccepted portion of the subscription to the Buyer, with the remaining amount delivered to the Company in respect of a Closing.

2.            BUYER'S REPRESENTATIONS AND WARRANTIES.
Each Buyer represents and warrants, severally and not jointly, as to such Buyer, that:
(a)            Investment Purpose.  Each Buyer is acquiring the PPO Shares, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. The Buyer agrees not to sell, hypothecate or otherwise transfer the Buyer's PPO Shares unless such securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available. Each Buyer understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject subscriptions for PPO Shares in whole or in part.
(b)            Residence of Buyer.  Each Buyer resides in the jurisdiction set forth on the Buyer Omnibus Signature Page affixed hereto.
(c)            Investor Status.  The Buyer meets the requirements of at least one of the suitability standards for an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D or is not a "U.S. Person" as that term is defined in Rule 902(k) of Regulation S, and as set forth on the Investor Certification attached hereto.
(d)            Non-US Person.  If a Buyer is not a person in the United States or a U.S. Person (as defined in Rule 902(k) of Regulation S) or is not purchasing the PPO Shares on behalf of a person in the United States or a U.S. Person:
(i)            neither the Buyer nor any disclosed principal is a U.S. Person nor are they subscribing for the PPO Shares for the account of a U.S. Person or for resale in the United States and the Buyer confirms that the PPO Shares have not been offered to the Buyer in the United States and that this Agreement has not been signed in the United States;
(ii)            the Buyer acknowledges that the PPO Shares have not been registered under the Securities Act and may not be offered or sold in the United States or to a U.S. Person unless the securities are registered under the Securities Act and all applicable state securities laws or an exemption from such registration requirements is available, and further agrees that hedging transactions involving such securities may not be conducted unless in compliance with the Securities Act;

(iii)            the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, understands that the Company is the seller of the PPO Shares and that, for purposes of Regulation S, a "distributor" is any underwriter, dealer or other person who participates pursuant to a contractual arrangement in the distribution of securities sold in reliance on Regulation S and that an "affiliate" is any partner, officer, director or any person directly or indirectly controlling, controlled by or under common control with any person in question. Except as otherwise permitted by Regulation S, the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, agrees that it will not, during a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least 90 days) distribution compliance period, act as a distributor, either directly or through any affiliate, or sell, transfer, hypothecate or otherwise convey the PPO Shares or underlying securities other than to a non-U.S. Person;
(iv)            the Buyer and if applicable, the disclosed principal for whom the Buyer is acting, acknowledges and understands that in the event the PPO Shares are offered, sold or otherwise transferred by the Buyer or if applicable, the disclosed principal for whom the Buyer is acting, to a non-U.S Person prior to the expiration of a one-year (six months if the Company becomes a mandatory reporting issuer and has been such for at least 90 days) distribution compliance period, the purchaser or transferee must agree not to resell such securities except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and must further agree not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act; and
(v)            neither the Buyer nor any disclosed principal will offer, sell or otherwise dispose of the PPO Shares in the United States or to a U.S. Person unless (A) the Company has consented to such offer, sale or disposition and such offer, sale or disposition is made in accordance with an exemption from the registration requirements under the Securities Act and the securities laws of all applicable states of the United States or, (B) the SEC has declared effective a registration statement in respect of such securities.
(e)            Investor Qualifications.  The Buyer (i) if a natural person, represents that the Buyer has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the PPO Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the PPO Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Buyer is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Buyer is a party or by which it is bound.

(f)            Solicitation.  The Buyer is unaware of, is in no way relying on, and did not become aware of the offering of the PPO Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the PPO Shares and is not subscribing for the PPO Shares and did not become aware of the offering of the PPO Shares through or as a result of any seminar or meeting to which the Buyer was invited by, or any solicitation of a subscription by, a person not previously known to the Buyer in connection with investments in securities generally.
(g)            Brokerage Fees.  The Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Agreement or the transaction contemplated hereby.
(h)            Buyer's Advisors.  The Buyer and the Buyer's attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the "Advisors"), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the PPO Shares to evaluate the merits and risks of an investment in the PPO Shares and the Company and to make an informed investment decision with respect thereto.
(i)            Buyer Liquidity.  Each Buyer has adequate means of providing for such Buyer's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the PPO Shares for an indefinite period of time.  Buyer understands that, even if the Company succeeds with its business plan and remains current with its reporting obligations, no assurance can be made that the market for the Common Stock will become or will remain liquid.
(j)            High Risk Investment; Review of Risk Factors.  The Buyer is aware and understands that an investment in the PPO Shares, or any investment in the Company or LFC, involves a high degree of risk and illiquidity, including the risk of loss of all or substantially all of a Buyer's investment, and an extended 144 restricted period.  The Buyer is aware that an investment in the PPO Shares involves a number of very significant risks, including those risks and other information set forth in the Company's SEC Filings (as hereinafter defined) and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of the PPO Shares.

(k)            Reliance on Exemptions.  Each Buyer understands that the PPO Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.
(l)            Information.  Each Buyer and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and LFC (including, without limitation, a preliminary, confidential draft of the Merger 8-K disclosing the acquisition of LFC and related information), and information that Buyer requested and deemed material to making an informed investment decision regarding its purchase of the PPO Shares. Each Buyer and its Advisors have been afforded the opportunity to review such documents and materials, as well as the Company's SEC Filings, as such term is defined below (hard copies of which were made available to the Buyer upon request to the Company or were otherwise accessible to the Buyer via the SEC's EDGAR system), and the information contained therein. Each Buyer and its Advisors have been afforded the opportunity to ask questions of the Company and its management. Each Buyer understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company's business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors both beyond and within the Company's control. Additionally, the Subscriber understands and represents that he is purchasing the PPO Shares notwithstanding the fact that the Company may disclose in the future certain material information the Subscriber has not received, including its financial results for its current fiscal quarter. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the PPO Shares.
(m)            No Other Representations or Information.  In evaluating the suitability of an investment in the PPO Shares, the Buyer has not relied upon any representation or information (oral or written) other than as stated in this Agreement. No oral or written representations have been made, or oral or written information furnished, to the Buyer or its Advisors, if any, in connection with the offering of the PPO Shares.
(n)            No Governmental Review.  Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the PPO Shares, or the fairness or suitability of the investment in the PPO Shares, nor have such authorities passed upon or endorsed the merits of the offering of the PPO Shares.

(o)            Transfer or Resale.  (A) Each Buyer understands that: (i) the PPO Shares, have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 as the same applies to former shell companies such as the Company, and further, if Rule 144 is not applicable or unavailable (for example, if the Company does not timely file its reports), any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise set forth in this Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the PPO Shares to the extent specifically set forth under this Agreement.  There can be no assurance that there will be any market or resale for the PPO Shares, nor can there be any assurance that the PPO Shares will be freely transferable at any time in the foreseeable future.
(p)            Each Buyer understands that prior to the LFC Acquisition the Company is a former "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Pursuant to Rule 144(i), securities issued by a current or former shell company (that is, the PPO Shares that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current "Form 10 information" (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the PPO Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement. Moreover, the PPO Shares will not be eligible for resale pursuant to Rule 144 if the Company does file its future SEC Filings required to be filed under the Exchange Act, on a timely basis.
(q)            Legends.  Each Buyer understands that the certificates or other instruments representing the PPO Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):
For U.S. Persons and/or Non-US Persons that are accredited investors:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

For Non-U.S. Persons that are not accredited investors:
THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ACCORDINGLY, NONE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT, AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.
(r)            Authorization, Enforcement.  This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.
(s)            Receipt of Documents.  Each Buyer and its counsel have received and read in their entirety: (i) this Agreement, the Risk Factors applicable to the Company as set forth in the various SEC Filings, and the confidential draft Current Report on Form 8-K relating to the LFC Acquisition (the "Merger 8-K") it may have received relating to the LFC Acquisition and, each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Buyer has received answers to all questions such Buyer submitted to the Company regarding an investment in the Company; and each Buyer has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

(t)            Trading Activities.  The Buyer's trading activities with respect to the Company's Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Company's Common Stock is listed or traded.  Neither the Buyer nor its affiliates has an open short position in the Common Stock of the Company and, except as set forth below, the Buyer shall not, and shall not cause any of its affiliates under common control with the Buyer, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (FINRA) rules on any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the second anniversary of the Closing Date and (ii) the Buyer(s) no longer own Common Stock. Without limiting the foregoing, the Buyer agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Buyer.
(u)            Regulation FD.  Each Buyer acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Agreement (in particular, and without limitation, information relating to the draft of the Merger 8-K, and other information relating to the Company) may be of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that, if applicable, such information has been furnished to the Buyer for the sole purpose of enabling the Buyer to consider and evaluate an investment in the PPO Shares.  For avoidance of doubt, confidential information does not include any information that is publicly disclosed or disseminated by the Company or made publicly available by a third party.  The Buyer agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the PPO Shares, will not, directly or indirectly, trade or permit the Buyer's agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Buyer's agents, representatives or affiliates to disclose any of such information without the Company's prior written consent.  The Buyer shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Buyer's agreement to not disclose such information, to not trade in the Company's securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives.
(v)            No Legal Advice from the Company.  Each Buyer acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax advisors. Each Buyer is relying solely on such Advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

(w)            No Group Participation.  Each Buyer and its affiliates is not a member of any group, nor is any Buyer acting in concert with any other person, including any other Buyer, with respect to its acquisition of the PPO Shares.
(x)             (For ERISA plan Buyers only).  The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company's investment objectives, policies and strategies, and that the decision to invest "plan assets" (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Buyer fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Buyer fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;
(y)            The Buyer should check the Office of Foreign Assets Control ("OFAC") website at http://www.treas.gov/ofac before making the following representations. The Buyer represents that the amounts invested by it in the Company in the PPO Shares were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the "OFAC Programs") prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists;
(z)            To the best of the Buyer's knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs.  Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Buyer agrees to promptly notify the Company should the Buyer become aware of any change in the information set forth in these representations. The Buyer understands and acknowledges that, by law, the Company may be obligated to "freeze the account" of the Buyer, either by prohibiting additional subscriptions from the Buyer, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Buyer's identity to OFAC. The Buyer further acknowledges that the Company may, by written notice to the Buyer, suspend the redemption rights, if any, of the Buyer if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company's other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs;

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(aa)            To the best of the Buyer's knowledge, none of: (1) the Buyer; (2) any person controlling or controlled by the Buyer; (3) if the Buyer is a privately-held entity, any person having a beneficial interest in the Buyer; or (4) any person for whom the Buyer is acting as agent or nominee in connection with this investment is a senior foreign political figure1, or any immediate family2 member or close associate3 of a senior foreign political figure, as such terms are defined in the footnotes below; and
(bb)            If the Buyer is affiliated with a non-U.S. banking institution (a "Foreign Bank"), or if the Buyer receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Buyer represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.
3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
The Company represents and warrants to each of the Buyers that:
(a)            Organization and Qualification.  The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect, as defined below.
(b)            Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Escrow Agreement and all other documents necessary or desirable to effect the transactions contemplated hereby (collectively the "Transaction Documents") to which it is a party and to issue the PPO Shares, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the PPO Shares have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

[1]	A "senior foreign political figure" is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	"Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws.
[3]	A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(c)            Capitalization. The authorized capital stock of the Company consists of 400,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"). As of after the LFC Acquisition and immediately prior to the Initial Closing of this PPO the Company has approximately 17,174,697  shares of Common Stock issued and outstanding and no shares of Preferred Stock outstanding. All of such outstanding shares have been duly authorized, validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The PPO Shares, when issued, will be free and clear of all pledges, liens, encumbrances and other restrictions (other than those arising under federal or state securities laws as a result of the issuance of the PPO Shares). No co-sale right, right of first refusal or other similar right exists with respect to the PPO Shares or the issuance and sale thereof. The issue and sale of the PPO Shares will not result in a right of any holder of Company securities to adjust the exercise, exchange or reset price under such securities. The Company has made available to the Buyer true and correct copies of the Company's Articles of Incorporation, and as in effect on the date hereof (the "Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "By-laws"), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to employees and consultants.
(d)            Issuance of Securities.  The PPO Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, are free from all taxes, liens and charges with respect to the issue thereof.
(e)            No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or the By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Markets (the "OTC Markets") on which the Common Stock is quoted) applicable to the Company or by which any property or asset of the Company is bound or affected except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company (a "Material Adverse Effect"). Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the Escrow Agreement in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

(f)            SEC Filings; Financial Statements.  The Company has filed various quarterly and annual reports with the SEC prior to the date hereof (and, all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the "SEC Filings"). The SEC Filings are available to the Buyers via the SEC's EDGAR system.  As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings.
(g)            Absence of Litigation.  Except as set forth in the Company's SEC Filings, or as otherwise would not be deemed material, management is not aware of any action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or the Common Stock, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein, or (ii) have a Material Adverse Effect.
(h)            Acknowledgment Regarding Buyer's Purchase of the PPO Shares.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by such Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Buyer's purchase of the PPO Shares. The Company further represents to the Buyers that the Company's decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.
(i)            Intellectual Property Rights.   The Company has not received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

(j)            Environmental Laws.
(i)            The Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").
(ii)            To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company.
(iii)            The Company (i) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business and (ii) is in compliance with all terms and conditions of any such permit, license or approval.
(k)            No Material Adverse Breaches, etc.  Except as set forth in the SEC Filings, the Company is not subject to any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the SEC Filings, the Company is not in breach of any contract or agreement which breach, in the judgment of the Company's officers, has or is expected to have a Material Adverse Effect.
(l)            Certain Transactions.  Except as set forth in the SEC Filings, and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(m)            Rights of First Refusal.  The Company is not obligated to offer the PPO Shares offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.
(n)            Reliance.  The Company acknowledges that the Buyers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Buyer purchasing the PPO Shares. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Buyers would not enter into this Agreement.
(o)            Brokers' Fees.  The Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.
4.            COVENANTS.
(a)            Best Efforts.  Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.
(b)            Form D.  The Company shall exercise best efforts in timely filing a Form D with respect to the offer and sale of the PPO Shares as required under Regulation D.
(c)            Reporting Status.  For at least one year following the Closing, the Company shall use its commercially reasonable efforts to file in a timely manner (subject to the extensions provided in Rule 12b-25) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.  No assurance can be made that the Company will be able to satisfy this requirement.
(d)            Use of Proceeds.  The Company shall use $36,000 of the net proceeds from the sale of the PPO Shares (after deducting legal fees and expenses) for repayment of existing notes, and $5,000 to be paid to CKR Law, LLC in connection with legal fees and all remaining proceeds for general working capital purposes.  The forgoing expenses may be paid directly from the Escrow Account at a Closing, in parts or at one Closing.
(e)            Listings or Quotation.  The Company shall use its best efforts to maintain the listing or quotation of its Common Stock upon the OTC Bulletin Board and/or OTC Markets.

5.            CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.
The obligation of the Company hereunder to issue and sell the PPO Shares to the Buyer(s) at each Closing is subject to the satisfaction, at or before the applicable Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:
(a)            Buyer shall have executed this Agreement (which incorporates by reference the Escrow Agreement to which the Buyer agrees to be bound hereby) and completed and executed the Investor Certification and the Investor Profile and delivered them to the Company.
(b)            The Buyer shall have delivered to the Escrow Agent, the Subscription Amount for PPO Shares in the amount set forth on the signature page affixed hereto and the Escrow Agent shall have delivered the net proceeds to the Company by wire transfer of immediately available U.S. funds pursuant to the wire instructions provided by the Company.
(c)            The representations and warranties of the Buyer(s) contained in this Agreement shall be true and correct in all material respects as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the applicable Closing Date.
(d)            Notwithstanding the foregoing, and for avoidance of doubt, the Company, at its sole discretion my terminate the offering, or reject any Buyer's investment for any reason or for no reason and, all funds from rejected subscriptions shall be returned to the prospective Buyer without interest and less wire or disbursement fees.
6.            CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.
(a)            The obligation of the Buyer hereunder to purchase the PPO Shares at a Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, prior to the Termination Date:
(i)            The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
(ii)            The Company shall have completed the LFC Acquisition; and

(iii)            The Company shall have given the Escrow Agent and Buyer notice of a Closing and disbursement instructions in accordance with the Escrow Agreement, with the amount being accepted and number of PPO Shares being issued.
7.            GOVERNING LAW: MISCELLANEOUS.
(a)            Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard exclusively in federal or state court sitting in the New York County, New York, and expressly consent to the jurisdiction and venue of the Supreme Court of New York, sitting in New York County and the United States District Court for the Southern District of New York for the adjudication of any civil action asserted pursuant to this paragraph.
(b)            Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.
(c)            Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d)            Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)            Entire Agreement, Amendments.  This Agreement supersedes all other prior oral or written agreements between the Buyer(s), the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein (including any term sheet), and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
(f)            Notices.  Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon confirmation of receipt, when sent by facsimile; (iii) upon receipt when sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Cala Energy Corp.
777 South Post Oak Lane,
One Riverway
Suite 1700, PMB # 1554 Houston, Texas 77056
Attention: Shaun Donnelly or curent CEO

With a copy to:	CKR Law LLP
1330 Avenue of the Americas, 35th Floor
New York, New York 10019
Attention: Mark Crone, Esq.
Telephone: (212) 400-6900
Facsimile: (212) 400-6901
If to the Buyer(s), to its address and facsimile number set forth on the Buyer Omnibus Signature Page affixed hereto. Each party shall provide five (5) days' prior written notice to the other party of any change in address or facsimile number.
(g)            Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. No party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.
(h)            No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
(i)            Survival.  Unless this Agreement is terminated under Section 7(l), the representations and warranties of the Company and the Buyer(s) contained in Sections 2 and 3, the agreements and covenants set forth in Sections 4, 5 and 7, and the indemnification provisions set forth in Section 6, shall survive the Closing for a period of two (2) years.  The Buyer(s) shall be responsible only for its own representations, warranties, agreements and covenants hereunder.
(j)            Publicity.  The Company shall have the right to approve, before issuance any press release or any other public statement with respect to the transactions contemplated hereby made by any other party; and the Company shall be entitled, without the prior approval of any Buyer, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations or as it otherwise deems appropriate.
(k)            Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)            Termination.  Subject to the prior termination at the discretion of the Company and the Placement Agent, in the event the Closing shall not have occurred on or before five (5) business days from the end of the Offering Period, the Offering shall not be completed and the Company shall arrange for the prompt return of all subscription proceeds without interest or deduction.
(m)            No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(n)            Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Buyer and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
(o)            ANTI MONEY LAUNDERING REQUIREMENTS
The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.
To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?
Under new rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with the new laws.

As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:
CALA ENERGY CORP.

By:
Name:
Title:

BUYER:

The Buyer (and other Buyers executing a copy of this Agreement) executing the Buyer Omnibus Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.
By executing Annex A, the Buyer hereby accepts ad agrees to be bound by and a party to, the Escrow Agreement annexed as Exhibit A hereto.

To subscribe for PPO Shares in the private offering of CALA ENERGY CORP.:
1.	Date and Fill in the number of PPO Shares being purchased and Complete and Sign (i) the Buyer Omnibus Signature Page of the Securities Purchase Agreement, attached as Annex A.
2.	Initial the Investor Certification attached as Annex B.
3.	Complete and Sign the Investor Profile attached as Annex C.
4.	Complete and Sign the Anti-Money Laundering Information Form attached as Annex D.
5.	Fax or email all forms and then send all signed original documents to:
CKR Law LLP
1330 Avenue of the Americas, 35th Floor
New York, NY 10019
Facsimile Number:  212.400.6901
Telephone Number:  212.400.6900
Attention:  Kathleen L. Rush
Email:  krush@ckrlaw.com
6.	If you are paying the Purchase Price by check, a check for the exact dollar amount of the Purchase Price for the amount of PPO Shares in U.S. dollars you are offering to purchase should be made payable to the order of "CKR LAW LLP, as Escrow Agent for Cala Energy Corp." and should be sent to CKR LAW LLP at the address provided above, Attention: Kathleen L. Rush.
7.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact U.S. dollar amount of the Purchase Price of the PPO Shares you are offering to purchase according to the following instructions:
Bank Name:
ABA Routing Number:
Account Number:
Swift Code:
Reference:
Escrow Agent Contact:

ANNEX A

BUYER OMNIBUS SIGNATURE PAGE
TO
SECURITIES PURCHASE AGREEMENT
AND ESCROW AGREEMENT
The undersigned, desiring to: (i) enter into the Securities Purchase Agreement, dated as of March 25,  2015 (the "Securities Purchase Agreement"), between the undersigned, CALA ENERGY CORP., a Nevada corporation (the "Company"), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into and become bound by the Escrow Agreement, between the undersigned, the Company and the Escrow Agent; and (iii) purchase the PPO Shares of the Company as set forth below, hereby agrees to purchase such PPO Shares from the Company and further agrees to join the Securities Purchase Agreement and the Escrow Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.  The undersigned specifically acknowledges having read the representations section in the Securities Purchase Agreement entitled "Buyer's Representations and Warranties," and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Buyer, and that the subscription herein is subject to acceptance by Buyer.
The Buyer hereby elects to purchase ____ Units comprising ___                                                                                                                                                             PPO Shares ($  ) (to be completed by the Buyer) under the Securities Purchase Agreement, at a purchase price of $50,000 per Unit.
BUYER (individual)                                                                                                      BUYER (entity)

Signature                                                                                                      Name of Entity

Print Name                                                                                                      Signature
Print Name:
Signature (if Joint Tenants or Tenants in Common)  Title:
Address of Principal Residence:                                                                                                      Address of Executive Offices:

Social Security Number(s):                                                                                                      IRS Tax Identification Number:

Telephone Number:                                                                                                      Telephone Number:

Facsimile Number:                                                                                                      Facsimile Number:

ANNEX B
CALA ENERGY CORP.
INVESTOR CERTIFICATION
For Individual Accredited Investors Only
(all Individual Accredited Investors must INITIAL where appropriate):
Initial _______	I have a net worth of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)
Initial _______	I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.
Initial _______	I am a director or executive officer of the Company.
For Non-Individual Accredited Investors
(all Entity / Non-Individual Accredited Investors must INITIAL where appropriate):
Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above.
Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least $5 million and was not formed for the purpose of investing the Company.
Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.
Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed $5,000,000 as of the date of this Agreement.
Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.
Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.
Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

ANNEX B

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding $5,000,000 and not formed for the specific purpose of investing in the Company.
Initial _______	The investor certifies that it is a trust with total assets of at least $5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.
Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of $5,000,000.
Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.
For Non-U.S. Person Investors
(all Investors who are not a U.S. Person must INITIAL this section):
Initial _______	The investor is not a "U.S. Person" as defined in Regulation S; and specifically the investor is not:
A.	a natural person resident in the United States of America, including its territories and possessions ("United States");
B.	a partnership or corporation organized or incorporated under the laws of the United States;
C.	an estate of which any executor or administrator is a U.S. Person;
D.	a trust of which any trustee is a U.S. Person;
E.	an agency or branch of a foreign entity located in the United States;
F.	a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
G.	a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; or
H.	a partnership or corporation: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.
And, in addition:
I.	the investor was not offered the securities in the United States;
J.	at the time the buy-order for the securities was originated, the investor was outside the United States; and
K.	the investor is purchasing the securities for its own account and not on behalf of any U.S. Person (as defined in Regulation S) and a sale of the securities has not been pre-arranged with a purchaser in the United States.

ANNEX C
CALA ENERGY CORP.
ANTI MONEY Investor Profile
(Must be completed by Investor)
Section A - Personal Investor Information
Investor Name(s):
Individual executing Profile or Trustee:
Social Security Numbers / Federal I.D. Number:
Date of Birth:		Marital Status:
Joint Party Date of Birth:		Investment Experience (Years):
Annual Income:		Liquid Net Worth:
Net Worth (excluding value of primary residence):

Home Street Address:
Home City, State & Zip Code:
Home Phone:	Home Fax:	Home Email:
Employer:
Employer Street Address:
Employer City, State & Zip Code:
Bus. Phone:	Bus. Fax:	Bus. Email:
Type of Business:
(PLACEMENT AGENT) Account Executive / Outside Broker/Dealer:

If you are a United States citizen, please list the number and jurisdiction of issuance of any other government-issued document evidencing residence and bearing a photograph or similar safeguard (such as a driver's license or passport), and provide a photocopy of each of the documents you have listed.

If you are NOT a United States citizen, for each jurisdiction of which you are a citizen or in which you work or reside, please list (i) your passport number and country of issuance or (ii) alien identification card number AND (iii) number and country of issuance of any other government-issued document evidencing nationality or residence and bearing a photograph or similar safeguard, and provide a photocopy of each of these documents you have listed.  These photocopies must be certified by a lawyer as to authenticity.

Section B – Certificate Delivery Instructions

Please deliver certificate to the Employer Address listed in Section A.
Please deliver certificate to the Home Address listed in Section A.
Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

Check payable to Crone Kline Rinde LLP Attorney Trust Account, as Escrow Agent.
Wire funds from my outside account according to Section 1(a) of the Securities Purchase Agreement.
The funds for this investment are rolled over, tax deferred from __________ within the allowed 60 day window.

Please check if you are a FINRA member or affiliate of a FINRA member firm: ________

Investor Signature		Date

ANNEX D
LAUNDERING REQUIREMENTS
The USA PATRIOT Act
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.
To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.
What is money laundering?
Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.
How big is the problem and why is it important?
The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.
What are we required to do to eliminate money laundering?
Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws.  As part of our required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANNEX D
New York | San Francisco | Los Angeles | Beijing
www.ckrlaw.com
ANTI-MONEY LAUNDERING INFORMATION FORM
The following is required in accordance with the AML provision of the USA PATRIOT ACT.
(Please fill out and return with requested documentation.)
INVESTOR NAME:
LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:
YEARLY INCOME:
FOR INVESTORS WHO ARE INDIVIDUALS:  AGE:
NET WORTH:                                                                                                                                                              *
*	For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.
FOR INVESTORS WHO ARE INDIVIDUALS:  OCCUPATION:
ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE ENTITIES:
YEARLY INCOME: __________            NET WORTH: __________
TYPE OF BUSINESS: ____________________________________
INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):
IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:
1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor's address shown on the Investor Signature Page.
Current Driver's License	or	Valid Passport	or	Identity Card
(Circle one or more)
2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Articles of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.
3.	Please advise where the funds were derived from to make the proposed investment:
Investments	Savings	Proceeds of Sale	Other ____________
(Circle one or more)
Signature:
Print Name:
Title (if applicable):
Date:
488 Madison Avenue | 12th Floor | New York, New York 10022
T +1.212.400.6900 | F +1.212.400.6901

EXHIBIT A
Form of Escrow Agreement